WCT Funds September 1, 1997
                                                                    Exhibit 6(I)
                                                     FORM OF
                                    WCT Funds
                             DISTRIBUTOR'S CONTRACT

         AGREEMENT made this 1st day of September, 1997, by and between WCT FUNDS (the "Trust"), a Massachusetts business trust, and EDGEWOOD SERVICES, INC. ("ESI"), a Pennsylvania Corporation.

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Trust hereby appoints ESI as its agent to sell and distribute shares of the Trust which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Trust. ESI hereby accepts such appointment and agrees to provide such other services for the Trust, if any, and accept such compensation from the Trust, if any, as set forth in the applicable exhibits to this Agreement.

2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so. In addition, the Trust and ESI reserve the right to reject any purchase order.

3. Neither ESI nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Trust. ESI agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through ESI may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust. No person or dealer, other than ESI, is authorized to act as agent for the Trust for any purpose. ESI agrees that in offering or selling Shares as agent of the Trust, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. ESI will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.

4. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by ESI on sixty
     (60) days' written notice to the Trust.

6. This Agreement may not be assigned by ESI and shall automatically terminate in the event of an assignment by ESI as defined in the Investment Company Act of 1940, as amended, provided, however, that ESI may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

7. ESI shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.

9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless ESI and each person, if any, who controls ESI within the meaning of Section 15 of the Securities Act of 1933 and
         Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about ESI by or on behalf of ESI expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

         If any action is brought against ESI or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, ESI shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. ESI or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of ESI or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim of action effected without its written consent. The Trust agrees promptly to notify ESI of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

     (b) ESI agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust about ESI by or on behalf of ESI expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against ESI, ESI shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to ESI by the provisions of subsection (a) above.

     (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     (d) Insofar as indemnification for liabilities may be permitted pursuant to
         Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, ESI and controlling persons of the Trust by the Trust pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustees, ESI or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or
         (iii) a majority of a quorum of non-party Disinterested Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

11. ESI is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and ESI shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

                                    Exhibit A
                                     to the
                             Distributor's Contract

                                    WCT Funds
                                 WCT Equity Fund

The following provisions are hereby incorporated and made part of the Distributor's ContraHct dated September 1, 1997, between WCT Funds and Edgewood Services, Inc. with respect to the Class of the Fund set forth above:

1. The Trust hereby appoints ESI to select a group of financial institutions ("Financial Institutions") to sell shares of the above-listed series and Class ("Shares"), at the current offering price thereof as described and set forth in the prospectuses of the Trust.

2. ESI will enter into separate written agreements with various firms to provide the services set forth in Paragraph 1 herein. During the term of this Agreement, the Trust will reimburse ESI for payments made by ESI to obtain services pursuant to this Agreement, a monthly fee computed at the annual rate of up to .25% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month. The fees paid hereunder shall be in an amount equal to the aggregate amount of periodic fees paid by ESI to Financial Institutions pursuant to Paragraph 3 herein.

3. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Trust's Board of Trustees.

4. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Trust, voluntarily declare to be effective.

5. ESI will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts paid to the various firms and the purpose for such payments.

6. In the event any amendment to this Agreement materially increases the fees set forth in Paragraph 2, such amendment must be approved by a vote of a majority of the outstanding voting securities of the appropriate Fund or Class.

         In consideration of the mutual covenants set forth in the Distributor's Contract dated September 1, 1997 between WCT Funds and Edgewood Services, Inc., WCT Funds executes and delivers this Exhibit on behalf of WCT Equity Fund, first set forth in this Exhibit.

     Witness the due execution hereof this 1st day of September, 1997.


ATTEST:                             WCT FUNDS

                                    By:
Secretary                           President

ATTEST:                             EDGEWOOD SERVICES, INC.

                                    By:
Secretary                           Vice President